Exhibit 3

Bogotá D.C. June 21, 2016

Republic of Colombia

Ministry of Finance and Public Credit

Carrera 8, No. 6C-38, Piso 1

Bogotá D.C., Colombia

Ladies and Gentlemen:

In my capacity as Head of the Legal Affairs Group of the General Directorate of Public Credit and National Treasury of the Ministry of Finance and Public Credit of the Republic of Colombia (the “Republic”), and in connection with the Republic’s offering, pursuant to its registration statement under Schedule B of the United States Securities Act of 1933, as amended (the “Securities Act”), filed by the Republic with the United States Securities and Exchange Commission (the “Commission”) on February 11, 2015 (Registration Statement No. 333-202025), as amended by Amendment No. 1 thereto, dated March 19, 2015 (as so amended, the “Registration Statement”), of €1,350,000,000 aggregate principal amount of the Republic’s 3.875% Global Bonds due 2026 (the “Securities”), I have reviewed the following documents:

(i) the Registration Statement and the related Prospectus dated September 21, 2015 included in the Registration Statement most recently filed with the Commission, as supplemented by the Prospectus Supplement dated March 16, 2016 relating to the Securities, as filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act;

(ii) an executed copy of the Indenture, dated January 28, 2015 (the “Indenture”), between the Republic and The Bank of New York Mellon, as amended and supplemented by the Supplemental Indenture thereto, dated as of September 8, 2015, and as further amended and supplemented from time to time (as amended and supplemented, the “Indenture”);

(iii) the global Securities dated March 22, 2016 in the aggregate principal amount of €1,350,000,000, executed by the Republic;

(iv) an executed copy of the Authorization Certificate dated March 22, 2016 pursuant to which the terms of the Securities were established;

(v) all relevant provisions of the Constitution of the Republic and the following acts, laws and decrees of the Republic, under which the issuance of the Securities has been authorized:

(a)	Law 80 of October 28, 1993 (a translation of which has been filed as part of Exhibit F to the Republic’s Registration Statement No. 333-13172 and incorporated herein by reference);

(b)	Law 533 of November 11, 1999, (a translation of which has been filed as part of Exhibit F to the Republic’s Registration Statement No. 333-13172 and incorporated herein by reference);

(c)	Law 185 of January 27, 1995 (a translation of which has been filed as part of Exhibit F to the Republic’s Registration Statement No. 333-13172 and incorporated herein by reference);

(d)	Law 781 of December 20, 2002, (a translation of which has been filed as part of Exhibit F to the Republic’s Registration Statement No. 333-109215 and incorporated herein by reference);

(e)	Law 1366 of December 21, 2009, (a translation of which has been filed as part of Exhibit 3 to Amendment No. 2 to the Republic’s Annual Report on Form 18-K for the fiscal year ended December 31, 2008 and incorporated herein by reference);

(f)	Law 1624 of April 29, 2013, (a translation of which has been filed as part of Exhibit 3 to Amendment No. 1 to the Republic’s Annual Report on Form 18-K for the fiscal year ended December 31, 2012 and incorporated herein by reference);

(g)	Decree No 1068 of May 26, 2015, (a summary of the material portion of which has been filed as part of Exhibit 3 of Amendment No. 1 to the Republic’s Annual Report on Form 18-K for the fiscal year ended December 31, 2014);

(h)	Approval No. 3842, dated August 14, 2015, of the Consejo Nacional de Política Económica y Social (“CONPES”) (a translation of which has been filed as Exhibit D of Amendment No. 1 to the Republic’s Annual Report on Form 18-K for the fiscal year ended December 31, 2014); and

(vi) the following additional actions under which the issuance of the Securities has been authorized:

(a)	Law 1771 of December 30, 2015, (a translation of which is attached as Exhibit A hereto);

(b)	Resolution No. 725 dated March 14, 2016 of the Ministry of Finance and Public Credit (a translation of which is attached as Exhibit B hereto);

(c)	Act of the Comisión Interparlamentaria de Crédito Público adopted at its meeting held on December 17, 2015 (a translation of which is attached as Exhibit C hereto); and

(d)	Article 16 (c) and (h) of Law 31 of 1992 issued by the Board of Directors of the Central Bank of Colombia (a translation of which is attached as Exhibit D hereto).

It is my opinion that under and with respect to the present laws of the Republic, the Securities have been duly authorized, executed and delivered by the Republic and, assuming due authentication thereof pursuant to the Indenture, constitute valid and legally binding obligations of the Republic.

I hereby consent to the filing of this opinion as an exhibit to the Republic’s Amendment No. 2 to its Annual Report on Form 18-K for its Fiscal Year ended December 31, 2014 and to the use of the name of the Head of the Legal Affairs Group of the General Directorate of Public Credit and National Treasury of the Ministry of Finance and Public Credit of the Republic under the caption “Validity of the Securities” in the Prospectus and under the heading “General Information—Validity of the Bonds” in the Prospectus Supplement referred to above. In giving the foregoing consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

No opinion is expressed as to any law of any jurisdiction other than Colombia. With respect to the opinion set forth above, my opinion is limited to the laws of Colombia. This opinion is specific as to the transactions and the documents referred to herein and is based upon the law as of the date hereof. My opinion is limited to that expressly set forth herein, and I express no opinions by implication.

Very truly yours,

/s/ Lucas Arboleda Henao

Lucas Arboleda Henao
Head of the Legal Affairs Group of the General Directorate of Public Credit and National Treasury of the Ministry of Finance and Public Credit of the Republic of Colombia

EXHIBIT A

LAW No. 1771 DECEMBER 30, 2015

“WHEREBY GREATER AUTHORIZATION IS GIVEN TO THE GOVERNMENT TO CARRY OUT DOMESTIC AND INTERNATIONAL PUBLIC CREDIT TRANSACTIONS AND RELATED TRANSACTIONS; TO GUARANTEE OTHER ENTITIES’ PAYMENT OBLIGATIONS; AND PROVISIONS ARE ISSUED REGARDING THE ISSUANCE OF TES CLASS “B” TREASURY SECURITIES FOR THE PURPOSE OF COVERING A POSSIBLE LIQUIDATION OF CAPRECOM - THE COMMUNICATIONS SOCIAL SECURITY FUND”

THE CONGRESS OF COLOMBIA

DECREE:

ARTICLE 1. An increase of Thirteen Billion US Dollars (US$ 13,000,000,000), or its equivalent in other currencies, is decreed to the Sum granted to the national government by Law 1624 of 2013, Article 1, and previous laws - other than authorizations granted by other legislation - to carry out foreign and domestic public credit transactions, and related transactions, intended to finance budget allocations and economic and social development programs and projects.

The authorization granted by the present Article is different from any authorization granted by Law 533 of 1999, Article 2. Therefore, the execution of this Authorization shall have no impact on an authorization granted by the latter provision.

ARTICLE 2. An increase of Four and a Half Billion US Dollars (US$ 4,500,000,000), or its equivalent in other currencies, is decreed to the Sum granted to the national government by Law 533 of 1999, Article 2, and previous laws - different from authorization granted by other legislation - to guarantee other State entities payment obligations under the law.

ARTICLE 3. The Nation, through the Ministry of Finance and Public Credit, is authorized to issue TES Class “B” Treasury Bonds for up to FIVE HUNDRED BILLION PESOS ($500,000,000,000), intended to cover the potential liquidation of CAPRECONM - Communications Social Security Fund, under the terms established by the Government.

The issuance of said securities shall not alter the debt limit established by this Law.

Paragraph 1. The issuance of Bonds or Securities under the present Article does not imply Budget disbursement. A Budget allocation shall be made for redemption purposes.

Paragraph 2. Special Monitoring Commission. A Special Monitoring Commission shall be set up, consisting of: Three (3) Senators and Three (3) Representatives from the Third Commissions; and Three (3) Senators and Three (3) Representatives from the Seventh Commissions. The Senators and Representatives shall be appointed by the Presidents of the respective commissions, to monitor the process of liquidation of CAPRECOM, should the Government decree such liquidation. The Ministry of Health and Social Welfare, and the National Health Authority, shall submit a report to the Special Commission on the status of the entity when liquidation is decreed.

ARTICLE 4. The present Law shall be valid from the date it is enacted.

PRESIDENT - SENATE

[Signed]

LUIS FERNANDO VELASCO CHAVES

SECRETARY GENERAL - SENATE

[Signed]

GREGORIO ELJACH PACHECO

PRESIDENT - HOUSE OF REPRESENTATIVES

[Signed]

ALFREDO RAFAEL DELUQUE ZULETA

SECRETARY GENERAL - HOUSE OF REPRESENTATIVES

[Signed]

JORGE HUMBERTO MANTILLA SERRANO

LAW No. 1771

“WHEREBY GREATER AUTHORIZATION IS GIVEN TO THE GOVERNMENT TO CARRY OUT DOMESTIC AND INTERNATIONAL PUBLIC CREDIT TRANSACTIONS AND RELATED TRANSACTIONS; TO GUARANTEE OTHER ENTITIES’ PAYMENT OBLIGATIONS; AND PROVISIONS ARE ISSUED REGARDING THE ISSUANCE OF TES CLASS “B” TREASURY SECURITIES FOR THE PURPOSE OF COVERING A POSSIBLE LIQUIDATION OF CAPRECOM - THE COMMUNICATIONS SOCIAL SECURITY FUND”

THE GOVERNMENT OF THE REPUBLIC OF COLOMBIA

LET IT BE PUBLISHED AND EXECUTED

Bogotá, D.C., December 30, 2015.

THE MINISTER OF FINANCE AND PUBLIC CREDIT

[Signed]

MAURICIO CARDENAS SANTAMARIA

EXHIBIT B

Resolution 725

MARCH 14, 2016

Whereby the Nation is authorized to issue, subscribe and place external public debt securities in the international capital markets, up to the sum of ONE AND A HALF BILLION

U.S. DOLLARS (US$1,500,000,000), or its equivalent in other currency;

and other provisions are decreed.

THE MINISTER OF FINANCE AND PUBLIC CREDIT

Exercising its statutory powers,

particularly the powers conferred by Article 2.2.1.3.2., Decree 1068 of 2015,

WHEREAS

Article 2.2.1.1.1, Decree 1068 of 2015, authorizes State entities to carry out public credit transactions, including, among others, the issuance, subscription and placement of public debt securities;

Article 10, Law 533 of 1999, provides that public debt securities are documents and securities with a credit content, and a maturity date, issued by State entities;

Article 2.2.1.3.2., Decree 1068 of 2015, states that the issuance and placement of public debt securities on behalf of the Nation require an authorization given by a Ministry of Finance and Public Credit Resolution. Said authorization may be granted once a favorable opinion has been received from the National Council for Economic and Social Policy - CONPES (Consejo Nacional de Política Económica y Social); and from the Interparliamentary Commission for Public Credit (Comisión Interparlamentaria de Crédito Público) if the foreign public debt securities have a maturity date over 1 year;

Article 24, Law 185 of 1995, states that for all purposes under Law 80 of 1993, Article 41, Paragraph 2, Sub-paragraph 5, the Interparliamentary Commission for Public Credit shall issue a preliminary opinion to initiate formalities regarding any public credit transaction; and a final opinion to execute said transaction. However, the Interparliamentary Commission for Public Credit shall only issue an opinion with regard to the issuance, subscription and placement of bonds and securities once;

Resolution No. 725	MARCH 14, 2016	Page 2 of 3

(Cont.) “Whereby the Nation is authorized to issue, subscribe and place external public debt securities in the international capital markets, up to the sum of ONE AND A HALF BILLION U.S. DOLLARS (US$1,500,000,000), or its equivalent in another currency; other provisions are decreed.”

According to CONPES Document 3842, dated August 14, 2015, the National Council for Economic and Social Policy - CONPES - issued a favorable opinion for the Nation to issue foreign bonds to pre-finance or finance budget allocations for the years 2016 and 2017 for up to THREE BILLION DOLLARS (US$3,000,000,000), or its equivalent in other currencies; of which the Nation still has an authorized, unused, available quota of TWO BILLION FOUR HUNDRED MILLION DOLLARS (US$2,400,000,000) or its equivalent in other currencies;

At a December 17, 2015 meeting, the Inter-Parliamentary Commission for Public Credit unanimously issued a sole favorable opinion for the Nation - the Ministry of Finance and Public Credit - to carry out foreign public debt transactions for the amount of ONE AND A HALF BILLION Euros (EUR 1,500,000,000), or its equivalent in other currencies, destined to finance budgetary allocations for 2016 and pre-finance and/or finance budgetary allocations for 2017 , of which the Nation has an authorized and unused quota of ONE AND A HALF BILLION Euros (EUR 1,500,000,000), or its equivalent in other currencies;

By External Resolution No. 17 of 2015, and Regulatory Circular DODM - 145 of October 30, 2015, the Board of the Central Bank, and the Central Bank, respectively, established the financial conditions for the issuance and placement of securities, and foreign debt transactions carried out by the Nation, territorial entities and decentralized entities.

RESOLVES

Article 1. Issuance Authorization. Authorizes the Nation to issue, subscribe, and place foreign public debt securities in international capital markets for a sum of up to ONE AND A HALF BILLION US DOLLARS (US$1,500,000,000), or its equivalent in Euros or another currencies, intended to finance the budgetary allocations for Fiscal Year 2016, without exceeding, in any case, existing authorizations.

Article 2. Financial Terms. The aforementioned public external debt to be issued shall be subject to the financial conditions laid down in the rules issued by the Board of the Central Bank, or the Central Bank, in compliance with the given guidelines.

Article 3. Other Terms and Conditions. Other terms, conditions and characteristics of the issuance authorized by this Resolution shall be established by the General Directorate of Public Credit and National Treasury of the Ministry of Finance and Public Credit.

Resolution No. 725	MARCH 14, 2016	Page 3 of 3

(Cont.) “Whereby the Nation is authorized to issue, subscribe and place external public debt securities in the international capital markets, up to the sum of ONE AND A HALF BILLION U.S. DOLLARS (US$1,500,000,000), or its equivalent in another currency; other provisions are decreed.”

Redemption Period:	Over two (2) years, depending on the market to be accessed;

Interest Rate:	Fixed or variable.

Other expenses and commissions:	Market standard for this type of transaction.

Article 4. Authorization for related transactions. The Nation is authorized to carry out all related transactions described in Article 1 herein.

Article 5. Taxes. In accordance with the provisions in Article 7, Law 488 of 1998, payment of principal, interests, commissions and other payments related to foreign public credit transactions shall be exempt from any national taxes, duties, contributions and levies when made to persons who are not resident in this country.

Article 6. Other norms. The Nation - the Ministry of Finance and Public Credit - shall comply with all other applicable standards, in particular External Resolution No. 8 of 2000 by the Board of Directors of the Central Bank, and other norms that may modify, add or abolish it.

Article 7. Validity and publication. The present Resolution shall be valid from the date of its publication in the Official Journal. It is understood that the requirement was met through the instruction given by the Director General of Public Credit and National Treasury, Ministry of Finance and Public Credit, as provided under Law 185 of 1995, Article 18.

LET IT BE PUBLISHED, NOTIFIED AND EXECUTED

Bogotá, D.C. on MARCH 14, 2016

MINISTER OF FINANCE AND PUBLIC CREDIT

[Signed]
MAURICIO CÁRDENAS SANTAMARÍA

APPROVED: Cristhian Prado / Lucas Arboleda

PRODUCED: Camila Erazo

DEPARTMENT: Sub-Directorate, External Financing/Legal Matters Group

EXHIBIT C

Ministry of Finance	All for a New Country
	Peace	Equity	Education

THE UNDERSIGNED, TECHNICAL SECRETARY OF THE

PUBLIC CREDIT INTERPARLIAMENTARY COMMISSION

CERTIFIES THAT:

In the December 17, 2015 session, the Public Credit Interparliamentary Commission unanimously issued a sole favorable opinion for the Nation –Ministry of Finance and Public Credit-, to carry out external public debt transactions for up to ONE AND A HALF BILLION EUROS (EUR 1,500,000,000), or its equivalent in other currencies, destined to finance budgetary allocations for 2016, and pre-finance and/or finance 2017 budgetary allocations.

We point out that the above is conditioned to the approval and enactment of a law “To grant greater authority to the national government to hold external and internal public credit transactions, and its related transactions to guarantee payment obligations by other entities; and to order the issuance of TES Class “B” Treasury Bonds in order to meet the requirements of a possible liquidation of the National Communications Social Security Fund (Caprecom).”

Sincerely,

[Signed]

LUCAS ARBOLEDA HENAO

TECHNICAL SECRETARY

Bogotá, D.C., December 17, 2015.

Carrera 8 No. 6C 38 Bogotá, DC - Colombia

Codigo Postal 111711

Switchboard: (57 1) 381 1700, outside Bogotá 01-8000-910071

atencioncliente@minhacienda.gov.co

www.minhacienda.gov.co

EXHIBIT D

Law 31 of 1992 (December 29) - CENTRAL BANK ACT:

CHAPTER V

Functions of the Board of Directors as a monetary, credit and exchange authority.

Article 16. Powers.

c) Indicate, by means of general rules, the financial conditions to which any public entity that is authorized by law to purchase or place securities must be subject, in order to ensure that the transactions are carried out under market conditions. Securities shall not be offered or placed if such conditions are not met.

h) To exercise the currency exchange regulation functions provided in Law 9 of 1991, Article 3, Paragraph 1; and Articles 5 to 13, 16, 22, 27, 28 and 31. Administrative Tribunal of Cundinamarca, July 29, 2004.